UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 21, 2023
FRESH TRACKS THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FRTX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fresh Tracks Therapeutics, Inc. (the “Company”) and Brickell Subsidiary, Inc. (“Brickell Sub”) entered into amended and restated employment agreements, dated as of February 21, 2023, with each of Deepak Chadha, the Company’s Chief Research and Development Officer and Chief Operating Officer (the “Chadha Agreement”), and Andrew D. Sklawer, the Company’s President and Chief Executive Officer (the “Sklawer Agreement”).
Amended and Restated Employment Agreement with Andrew D. Sklawer
Pursuant to the Sklawer Agreement, Mr. Sklawer’s annual base salary is $441,000, retroactive to January 1, 2023, subject to increase from time to time, and he is eligible to receive (i) an annual target performance bonus of 50% of his base salary, (ii) equity awards, and (iii) health insurance, retirement, and other benefits.
Upon written notice, either party may terminate the Sklawer Agreement with or without cause, but 15 days’ written notice is required if the termination is by Mr. Sklawer. If Mr. Sklawer is terminated by the Company without cause or Mr. Sklawer terminates the Sklawer Agreement for good reason, and subject to his execution of a general release of claims in favor of the Company and its employees, officers and directors, Mr. Sklawer will receive severance payments equal to (i) 12 months of base salary (18 months if the termination is within 12 months following a change in control of the Company) and (ii) the cost of health insurance for him and his eligible dependents for a period of 12 months (18 months if the termination is within 12 months following a change in control of the Company). If Mr. Sklawer’s employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control of the Company, Mr. Sklawer also will receive an amount equal to 150% of his target performance bonus for the year in which the termination occurred. In addition, if Mr. Sklawer’s employment is terminated for any reason other than by the Company for cause or due to his disability, all unvested equity awards will fully vest, and an exercise period of three years from that accelerated vesting date will apply. Subject to certain exceptions, the Sklawer Agreement also prohibits Mr. Sklawer from soliciting the Company’s current or former employees and actual or targeted clients and customers during the term of Mr. Sklawer’s employment and for one year following his date of termination.
The foregoing summary of the Sklawer Agreement is qualified in its entirety by reference to the full text of the Sklawer Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. Terms such as “cause,” “good reason” and “change in control” as used above are defined in the Sklawer Agreement.
Amended and Restated Employment Agreement with Deepak Chadha
Pursuant to the Chadha Agreement, Mr. Chadha’s annual base salary is $415,000, retroactive to January 1, 2023, subject to increase from time to time, and he is eligible to receive (i) an annual target performance bonus of 40% of his base salary, (ii) equity awards, and (iii) health insurance, retirement, and other benefits.
Upon written notice, either party may terminate the Chadha Agreement with or without cause, but 15 days’ written notice is required if the termination is by Mr. Chadha. If Mr. Chadha is terminated by the Company without cause or Mr. Chadha terminates the Chadha Agreement for good reason, and subject to his execution of a general release of claims in favor of the Company and its employees, officers and directors, Mr. Chadha will receive severance payments equal to (i) 12 months of base salary and (ii) the cost of health insurance for him and his eligible dependents for a period of 12 months. If Mr. Chadha’s employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control of the Company, Mr. Chadha also will receive an amount equal to 100% of his target performance bonus for the year in which the termination occurred. In addition, if Mr. Chadha’s employment is terminated for any reason other than by the Company for cause or due to his disability, all unvested equity awards will fully vest, and an exercise period of three years from that accelerated vesting date will apply. Subject to certain exceptions, the Chadha Agreement also prohibits Mr. Chadha from soliciting the Company’s current or former employees and actual or targeted clients and customers during the term of Mr. Chadha’s employment and for one year following his date of termination.
The foregoing summary of the Chadha Agreement is qualified in its entirety by reference to the full text of the Chadha Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference. Terms such as “cause,” “good reason” and “change in control” as used above are defined in the Chadha Agreement.

Non-Competition Agreements
In connection with the execution of the Sklawer Agreement and the Chadha Agreement, the Company and Brickell Sub entered into non-competition agreements, dated as of February 21, 2023, with each of Messrs. Sklawer and Chadha (the “Non-Competition Agreements”). Pursuant to the Non-Competition Agreements, each of Messrs. Sklawer and Chadha agreed, while employed and for one year following his date of termination (the “Limitation Period”), not to (i) engage in any prohibited capacity with or for a competing business within the U.S. and any other country in which the Company manufactured, supplied, offered, sold, or provided products during the executive’s employment with the Company and as of his termination date (the “Restricted Territory”) or (ii) have any material (greater than fifty percent (50%)) ownership or other property interest in any sole proprietorship, partnership, company, or business, or in any other person or entity, that engages in any competing business within the Restricted Territory. In addition, upon any executive’s violation of a Non-Competition Agreement, such executive’s Limitation Period will be extended for a period to time equal to the period of time during which the violation(s) occurred.
The foregoing summary of the Non-Competition Agreements is qualified in its entirety by reference to the full text of the Non-Competition Agreements, copies of which are included in Exhibits 10.1 and 10.2 hereto and incorporated herein by reference. Terms such as “prohibited capacity” and “competing business” as used above are defined in the Non-Competition Agreements.
Retention Agreements
The Company entered into employee retention bonus agreements, dated as of February 21, 2023, with each of Messrs. Sklawer and Chadha (the “Retention Agreements”).
Pursuant to the Retention Agreements, each executive officer is eligible to receive a cash bonus equal to 20% of his base salary in effect as of January 2, 2023, 50% of which (the “First Bonus”) will be earned if such executive officer remains employed by the Company through 11:59 p.m. MT on June 30, 2023 (the “First Bonus Eligibility Date”) and 50% of which (the “Second Bonus,” and together with the First Bonus, the “Bonuses”) will be earned if such executive officer remains employed by the Company through 11:59 p.m. MT on December 31, 2023.
If an executive officer is terminated without cause, dies or becomes disabled (each, a “Specified Termination”) prior to the First Bonus Eligibility Date, he (or his estate) will be entitled to receive only the First Bonus. If a Specified Termination occurs after the First Bonus Eligibility Date, he (or his estate) will be entitled to receive both Bonuses.
The foregoing summary of the Retention Agreements is qualified in its entirety by reference to the full text of the form of Retention Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference. Terms such as “cause” and “disability” as used above are defined in the Retention Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1
Amended and Restated Employment Agreement, dated as of February 21, 2023, between Fresh Tracks Therapeutics, Inc. and Brickell Subsidiary, Inc., on the one hand, and Andrew D. Sklawer, on the other hand, including the form of Non-Competition Agreement with Andrew D. Sklawer

10.2
Amended and Restated Employment Agreement, dated as of February 21, 2023, by and between Fresh Tracks Therapeutics, Inc. and Brickell Subsidiary, Inc., on the one hand, and Deepak Chadha, on the other hand, including the form of Non-Competition Agreement with Deepak Chadha

10.3	Form of Employee Retention Bonus Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2023	Fresh Tracks Therapeutics, Inc.

	By:	/s/ Andrew D. Sklawer
	Name:	Andrew D. Sklawer
	Title:	President and Chief Executive Officer